UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Opexa Therapeutics, Inc.

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OPEXA THERAPEUTICS, INC.

2635 NORTH CRESCENT RIDGE DRIVE

THE WOODLANDS, TEXAS 77381

October 2, 2009

To Our Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of Opexa Therapeutics, Inc. on Wednesday, November 11, 2009 at 10:00 a.m. Eastern Standard Time. The meeting will be held at 1251 Avenue of Americas, 20th Floor, New York, New York 10020.

Information about the Annual Meeting, including matters on which shareholders will act, may be found in the notice of annual meeting and proxy statement accompanying this letter. We look forward to greeting in person as many of our shareholders as possible.

It is important that your shares be represented and voted at the meeting. Whether or not you plan to attend the Annual Meeting, please complete, sign, date, and promptly return the accompanying proxy in the enclosed envelope or by fax to (281) 872-8585. Returning the proxy does NOT deprive you of your right to attend the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to attend and vote in person at the meeting, you must obtain from the record holder a legal proxy issued in your name.

Sincerely yours,

Neil K. Warma, President and Chief Executive Officer

If you need additional copies of this Proxy Statement or the enclosed proxy card, or if you have other questions about the proposals or how to vote your shares, you may contact our proxy solicitor:

Advantage Proxy

(877) 870-8565 (toll free)

OPEXA THERAPEUTICS, INC.

2635 NORTH CRESCENT RIDGE DRIVE

THE WOODLANDS, TX 77381

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD NOVEMBER 11, 2009

The Annual Meeting of Shareholders of Opexa Therapeutics, Inc. will be held on Wednesday, November 11, 2009 at 10:00 a.m. Eastern Standard Time, at 1251 Avenue of Americas, 20th Floor, New York, New York 10020. Our shareholders are asked to vote to:

1.

Elect David Hung, David E. Jorden, Michael S. Richman, Scott B. Seaman and Neil K. Warma to the Board of Directors to serve until the next annual meeting of shareholders or until their respective successors have been duly elected;

2.	Approve an amendment to the Company’s Articles of Incorporation to reduce the par value of the Company’s common stock from $0.50 per share to $0.01 per share;

3.	Ratify the appointment of Malone & Bailey, PC, as independent auditors of the Company for its fiscal year ending December 31, 2009; and

4.	Transact any other business properly brought before the annual meeting and any adjournment or postponement thereof.

These business items are described more fully in the Proxy Statement accompanying this Notice.

Only shareholders who owned common stock at the close of business on September 21, 2009 can vote at this meeting or any adjournments or postponements that may take place. All shareholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign and return the enclosed proxy as promptly as possible in the postage-prepaid envelope for that purpose or by fax at (281) 872-8585. Your stock will be voted in accordance with the instructions you have given. Any shareholder attending the meeting may vote in person even if he or she has previously returned a proxy. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to attend and vote in person at the meeting, you must obtain from the record holder a legal proxy issued in your name.

By Order of the Board of Directors,

Neil K. Warma, President and Chief Executive Officer

Dated: October 2, 2009

The Board of Directors solicits the enclosed proxy. Your vote is important no matter how large or small your holdings. To assure your representation at the meeting, please complete, sign exactly as your name appears, date and promptly mail the enclosed proxy card in the postage-paid envelope provided or fax to (281) 872-8585.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on November 11, 2009: This Proxy Statement and our 2008 Annual Report on Form 10-K are available at: www.cstproxy.com/opexatherapeutics/2009.

OPEXA THERAPEUTICS, INC.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON NOVEMBER 11, 2009

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited on behalf of the Company’s Board of Directors (“Board”) for use at the Annual Meeting of Shareholders to be held on Wednesday, November 11, 2009, at 10:00 a.m. Eastern Standard Time (the “Annual Meeting”), or at any adjournment or postponement of this meeting, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at 1251 Avenue of Americas, 20th Floor, New York, New York 10020. We intend to mail this Proxy Statement and accompanying proxy card to shareholders on or about October 2, 2009. The Board of Directors of Opexa Therapeutics, Inc., a Texas corporation, prepared this proxy statement for the purpose of soliciting proxies for our Annual Meeting of Shareholders. The terms “we,” “our,” the “Company” or “Opexa,” refers to Opexa Therapeutics, Inc.

Availability of Annual Report and Form 10-K

Accompanying this Proxy Statement is the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”). The Company makes available, free of charge through its website (www.opexatherapeutics.com), its annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as soon as reasonably practicable after such documents are electronically filed with or furnished to the SEC. These reports can be found under “SEC Filings” through the “Investors” section of the Company’s website located at www.opexatherapeutics.com. The Company will provide to any shareholder without charge, upon the written request of that shareholder, a copy of the Company’s Annual Report on Form 10-K (without exhibits), including financial statements and the financial statement schedules, for the fiscal year ended December 31, 2008. Such requests should be addressed to Investor Relations, Opexa Therapeutics, Inc., 2635 North Crescent Ridge Drive, The Woodlands, Texas 77381.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company’s Secretary, at the address of the Company’s executive offices noted above, written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to attend and vote in person at the Annual Meeting, you must obtain from the record holder a legal proxy issued in your name.

Quorum, Abstentions and Broker Non-Votes

Our common stock is the only type of security entitled to vote at the Annual Meeting. Only shareholders of record at the close of business on September 21, 2009 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 12,737,926 shares of common stock outstanding and entitled to vote. Each holder of record of shares of common stock on the record date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. Shares of common stock may not be voted cumulatively.

Proxies properly executed, duly returned to the Company and not revoked will be voted in accordance with the specifications made. Where no specifications are given, such proxies will be voted “FOR” each of the five director nominees, “FOR” the amendment to the Company’s Articles of Incorporation to reduce the par value of the Company’s common stock from $0.50 per share to $0.01 per share, and “FOR” the ratification of the Company’s auditors. It is not expected that any matters other than those referred to in this Proxy Statement will be brought before the Annual Meeting. If, however, any matter not described in this Proxy Statement is properly presented for action at the Annual Meeting, the person named as proxy in the enclosed form of proxy will have discretionary authority to vote according to his own discretion.

The required quorum for the transaction of business at the Annual Meeting is a majority of the issued and outstanding shares of the Company’s common stock entitled to vote at the Annual Meeting, whether present in person or represented by proxy. The bylaws of the Company provide that unless otherwise provided by law or by the Articles of Incorporation, all matters other than the election of directors shall be decided by the affirmative vote of a majority of the shares of stock represented in person or by proxy at the Annual Meeting. Shares of common stock represented by a properly signed and returned proxy will be treated as present at the Annual Meeting for purposes of determining a quorum, regardless of whether the proxy is marked as casting a vote or abstaining. Shares of stock represented by “broker non-votes” (i.e., shares of stock held in record name by brokers or nominees) as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote; (ii) the broker or nominee does not have discretionary voting power under applicable rules or the instrument under which it serves in such capacity; or (iii) the record holder has indicated on the proxy card or has executed a proxy and otherwise notified the Company that it does not have authority to vote such shares on that matter will be treated as present for purposes of determining a quorum.

Voting

Proposal 1.  Directors are elected by a plurality of the affirmative votes cast by those shares of common stock present in person, or represented by proxy, and entitled to vote at the Annual Meeting. This means the five nominees for directors receiving the highest number of affirmative votes will be elected. Proxies marked to “Withhold Authority” and broker non-votes will not affect the election of a candidate who receives a plurality of votes. Shareholders may not cumulate votes in the election of directors.

Proposal 2.  Approval of the amendment to the Company’s Articles of Incorporation to reduce the par value of the Company’s common stock from $0.50 per share to $0.01 per share requires the approval of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting. Abstentions and broker non-votes will not be counted as having been voted on the proposal and will have the effect of voting against the proposal.

Proposal 3.  Ratification of our independent public accountants requires the approval of a majority of the shares of common stock represented in person or by proxy at the Annual Meeting. Abstentions as to Proposal 3 will have the same effect as votes against the proposal. Broker non-votes as to Proposal 3, however, will be deemed shares not entitled to vote on the proposal, will not be counted as votes for or against the proposal, and will not be included in calculating the number of votes necessary for approval of the proposal.

Solicitation

The cost of soliciting proxies will be borne by the Company. In addition to soliciting shareholders by mail and through its regular employees, the Company will request that banks and brokers and other persons representing beneficial owners of the shares forward the proxy solicitation material to such beneficial owners and the Company may reimburse these parties for their reasonable out-of-pocket costs. The Company may use the services of its officers, directors and others to solicit proxies, personally or by telephone, facsimile or electronic mail, without additional compensation. We have retained Advantage Proxy to assist us in soliciting proxies using the means referred to above. We will pay the fees of Advantage Proxy, which we expect to be approximately $3,000, plus reimbursement of out-of-pocket expenses.

If you need additional copies of this Proxy Statement or the enclosed proxy card, or if you have other questions about the proposals or to obtain directions to attend the meeting and vote in person, you may contact our proxy solicitor, Advantage Proxy, at (877) 870-8565 (toll free).

Shareholder Proposals

Proposals of shareholders that are intended to be presented at our 2010 Annual Meeting of Shareholders in the proxy materials for such meeting must comply with the requirements of SEC Rule 14a-8 and must be received by our Secretary no later than June 4, 2010, in order to be included in the Proxy Statement and proxy materials relating to our 2010 Annual Meeting of Shareholders. Moreover, with respect to any proposal by a shareholder not seeking to have the proposal included in the proxy statement but seeking to have the proposal considered at our next annual meeting, such shareholder must provide written notice of such proposal to our Secretary at our principal executive offices by August 18, 2010. With respect to a proposal not to be included in the proxy statement and the proposal is permitted at the Annual Meeting, the persons who are appointed as proxies may exercise their discretionary voting authority with respect to such proposals, even if the shareholders have not been advised of the proposal. In addition, shareholders must comply in all respects with the rules and regulations of the SEC then in effect and the procedural requirements of our bylaws.

Dissenter’s Rights

Neither Texas law nor our articles of incorporation or bylaws provide our shareholders with dissenters’ rights in connection with the matters described in this Proxy Statement.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors currently consists of six members, each with a term expiring at the 2009 Annual Meeting. David McWilliams, who is currently an incumbent director, has informed the Company that he does not intend to stand for re-election at the Annual Meeting. The Nominating Committee of the Board has recommended, and the Board has nominated, the remaining five incumbent directors for election at the 2009 Annual Meeting. The Board intends to reduce the size of the Board of Directors to five members at that time, and therefore, proxies cannot be voted for a greater number of persons than the five nominees. The shares represented by the enclosed proxy will be voted for the election as directors of the five nominees named below to serve until the 2010 Annual Meeting or until their successors have been duly elected and qualified. All of the nominees have indicated to the Company that they will be available to serve as directors. If any of the nominees becomes unavailable for any reason or if a vacancy should occur before the election (which events are not anticipated), the shares represented by the enclosed proxy may be voted for such other person or persons recommended by the Board of Directors as may be determined by the holders of the proxy. There are no family relationships among our executive officers and directors.

Director Nominees

Individuals nominated for election are:

Name	Age	Position
David Hung	52	Director
David E. Jorden	47	Director
Michael S. Richman	48	Director
Scott B. Seaman	54	Director
Neil K. Warma	46	President, Chief Executive Officer, Acting Chief Financial Officer and Director

David Hung, M.D. has served as a Director since May 2006. Dr. Hung has served as the president, chief executive officer and as a director of Medivation, Inc. since December 2004. Dr. Hung also has served as the president and chief executive officer, and member of the board of directors, of Medivation, Inc.’s subsidiary, Medivation Neurology, Inc. since its inception in September 2003. From 1998 until 2001, Dr. Hung was employed by ProDuct Health, Inc., a privately held medical device company, as Chief Scientific Officer (1998-1999), and as president and chief executive officer (1999-2001). From December 2001 to January 2003, Dr. Hung served as a consultant to Cytyc Health Corporation. Dr. Hung received his M.D. from the University of California at San Francisco, and his A.B. in biology and organic chemistry from Harvard College.

David E. Jorden has served as a Director since August 2008. Mr. Jorden has served as executive board member for Cytomedix, Inc. since October 2008. Mr. Jorden previously served as vice president with Morgan Stanley in its Wealth Management group where he was responsible for equity portfolio management for high net worth individuals since 2003. Prior to Morgan Stanley, Mr. Jorden served as vice president and chief financial officer of Genometrix, Inc., a private genomics/life sciences company focused on high-throughput microarray applications from March 2000 to September 2002. Mr. Jorden was a principal with Fayez Sarofim & Co. prior to joining Genometrix. Mr. Jorden earned a MBA from Kellogg School of Management at Northwestern University and a BBA from the University of Texas/Austin. He currently serves as a director of Cytomedix, Inc. and PLx Pharma, Inc. Mr. Jorden is a Chartered Financial Analyst and Certified Public Accountant.

Michael S. Richman has served as a Director since June 2006. Mr. Richman has served as president and chief executive officer of Amplimmune, Inc. since July 2008. Mr. Richman served as president and chief operating officer of Amplimmune, Inc. from May 2007 to July 2008. From April 2002 to May 2007, Mr. Richman served as executive vice president and chief operating officer of MacroGenics, Inc. Mr. Richman joined MacroGenics, Inc in 2002 with approximately twenty years experience in corporate business development within the biotechnology industry. Mr. Richman obtained his B.S. in Genetics/Molecular Biology at the University of California at Davis and his MSBA in International Business at San Francisco State University.

Scott B. Seaman has served as a Director of since April 2006. Mr. Seaman has served for over five years as the executive director and treasurer of the Albert and Margaret Alkek Foundation of Houston, Texas, a private foundation primarily supporting institutions in the Texas Medical Center in Houston, Texas. Since January 1996 to present, Mr. Seaman has served as the chief financial officer of Chaswil Ltd., an investment management company. Since September 1986, Mr. Seaman has served as secretary and treasurer of M & A Properties Inc., a ranching and real estate concern. Since January 2003, Mr. Seaman has served as chairman and, since July 2004, president of ICT Management Inc., the general partner of Impact Composite Technology Ltd., a composite industry supplier. Mr. Seaman serves on the board of GeneExcel, Inc., a privately held biotechnology company. Since May 2004, Mr. Seaman has served as a Member of the Investment Committee of Global Hedged Equity Fund LP, a hedge fund. Mr. Seaman received a bachelor’s degree in business administration from Bowling Green State University and is a certified public accountant.

Neil K. Warma has served as President and Chief Executive Officer since June 2008 and as Acting Chief Financial Officer since March 2009. From July 2004 to September 2007, Mr. Warma served as president and chief executive officer of Viron Therapeutics Inc., a privately-held clinical stage biopharmaceutical company. From 2000 to 2003, Mr. Warma was co-founder and president of MedExact USA, Inc., an Internet company providing clinical information and services to physicians and pharmaceutical companies. From 1992 to 2000, Mr. Warma held senior positions of increasing responsibility at Novartis Pharmaceuticals (previously Ciba-Geigy Ltd.) at its corporate headquarters in Basel, Switzerland. While at Novartis, Mr. Warma served as the Head of International Pharma Policy & Advocacy and in senior management within global marketing where he worked on the international launch of a gastrointestinal product. Mr. Warma obtained an honors degree specializing in Neuroscience from the University of Toronto and an International M.B.A. from the Schulich School of Management at York University in Toronto.

The Board of Directors recommends that shareholders vote “FOR” the election to the Board of each of the above nominees. The five persons receiving the highest number of “FOR” votes represented by shares of Company common stock present in person or represented by proxy and entitled to be voted at the Annual Meeting will be elected.

Board and Shareholder Meetings

Members of the Board are encouraged to attend the Company’s annual meeting of shareholders; however, attendance is not mandatory. Six directors attended the 2008 annual meeting of shareholders. For the fiscal year ended December 31, 2008, the Board held 14 meetings, and each incumbent director nominee attended at least 75% of the total number of meetings held by the Board and all committees on which such director served during the period he was a director in 2008.

Director Independence

The Board has determined that each member of the Board, except for Messrs. Warma and McWilliams, are an independent director within the meaning of NASDAQ listing standards, which directors constitute a majority of the Board. The Board has determined that each member of the Board’s Audit, Compensation and Nominating and Corporate Governance Committees is independent (or similarly designated) based on the Board’s application of the listing standards of NASDAQ, the rules and regulations promulgated by the SEC, or the Internal Revenue Service, as appropriate for such committee membership.

Committees of the Board of Directors

We currently have a standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. The Board has adopted written charters for each of the committees, and copies of the charters are available on our website at www.opexatherapeutics.com. Please note that the information contained on our website is not incorporated by reference in, or considered to be a part of, this document.

The current members of these committees are as follows:

Director	Independent	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
David Hung	X		X	X
David E. Jorden	X	X		X
Michael S. Richman	X	X	X
Scott B. Seaman	X	X	X	X

Audit Committee

The Audit Committee of the Board currently consists of Messrs. Jorden, Richman and Seaman, each of whom is an independent, non-employee director. The Audit Committee selects, on behalf of our Board, an independent public accounting firm to audit our financial statements, discuss with the independent auditors their independence, review and discuss the audited financial statements with the independent auditors and management, and recommend to our Board whether the audited financials should be included in our Annual Reports to be filed with the SEC. The Audit Committee operates pursuant to a written charter, which was adopted in February 2005. During the last fiscal year, the Audit Committee held four meetings, and the members of the Audit Committee attended each meeting.

All of the members of the Audit Committee are non-employee directors who: (1) met the criteria for independence as required by NASDAQ listing standards and as set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (2) did not participate in preparation of the Company’s financial statements during the past three years; and (3) are able to read and understand fundamental financial statements, including a balance sheet, income statement, and cash flow statement. The Board has determined that Messrs. Jorden and Seaman each, individually, qualify as an “audit committee financial expert” as defined in SEC regulations and also possesses the financial sophistication and requisite experience as required under NASDAQ listing standards.

Compensation Committee

The Compensation Committee of the board currently consists of Dr. Hung and Messrs. Richman and Seaman, each of whom is an independent director. The Compensation Committee reviews and approves (1) the annual salaries and other compensation of our executive officers, and (2) individual stock and stock option grants. The Compensation Committee also provides assistance and recommendations with respect to our compensation policies and practices, and assists with the administration of our compensation plans. During the last fiscal year, the Compensation Committee held one meeting, and the members of the Compensation Committee attended that meeting.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board currently consists of Dr. Hung and Messrs. Jorden and Seaman, each of whom was determined by the Board to be an independent director. The Nominating and Corporate Governance Committee assists our Board in fulfilling its responsibilities by: identifying and approving individuals qualified to serve as members of our Board, selecting director nominees for our annual meetings of shareholders, evaluating the performance of our Board, and developing and recommending to our Board corporate governance guidelines and oversight procedures with respect to corporate governance and ethical conduct. In identifying and evaluating candidates, the committee takes into consideration the criteria approved by the Board and such other factors as it deems appropriate. These factors may include judgment, skill, diversity, experience with businesses and other organizations of comparable size, the interplay of the candidate’s experience with the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board. The nominating committee will consider properly submitted shareholder nominations for candidates for the board. Following verification of the shareholder status of persons proposing candidates, recommendations will be aggregated and considered by the nominating committee. If any materials are provided by a shareholder in connection with the nomination of a director candidate, such materials will be forwarded to the committee. During the last fiscal year, the Nominating and Corporate Governance Committee held one meeting, and the members of the committee attended that meeting.

2008 Director Compensation

The following table presents summary information for the year ended December 31, 2008 regarding the compensation of the non-employee members of our Board. Mr. Jorden was appointed to the Board on August 12, 2008. Mr. Bailey resigned from the Board effective December 10, 2008, and Mr. Randall resigned from the Board effective February 19, 2009.

Name	Fees Earned or Paid in Cash ($)		Restricted Stock and Option Awards ($)(1)	Total ($)
Gregory H. Bailey(2)	—	(3)	72,966	72,966
David Hung(4)	—	(5)	93,077	93,077
David E. Jorden(6)	—	(7)	10,877	10,877
David B. McWilliams(8)	—		7,367	7,367
Lorin J. Randall(9)	27,000		22,699	49,699
Michael S. Richman(10)	—	(7)	70,486	70,486
Scott B. Seaman(11)	—	(7)	69,630	69,630

(1)

Reflects the dollar amount recognized for financial statement reporting purposes for the year ended December 31, 2008 in accordance with FAS 123R (but disregarding forfeiture estimates related to service-based vesting conditions) and, accordingly, includes amounts from options granted in prior years. See the information appearing under the heading entitled “Stock Options and Warrants” in Note 10 to our consolidated financial statements included as part of our Annual report on Form 10-K for the fiscal years ended December 31, 2008 and 2007 for certain assumptions made in the valuation of options granted during 2008 and 2007. See the information appearing in Note 11 to our consolidated financial statements in our Form 10-KSB for the year ended December 31, 2006 for assumptions made in the valuation of options granted in prior years.

(2)	50,000 shares of common stock underlying options outstanding at fiscal year end.

(3)

In exchange for Board compensation fees due, 31,000 shares of restricted common stock were issued on May 5, 2008, of which 13,300 shares of common stock vested on the date of grant and the balance of 17,700 restricted shares were to vest on December 31, 2008; however, since Dr. Bailey resigned from the board on December 10, 2008, the 17,700 shares were forfeited.

(4)	55,000 shares of common stock underlying options outstanding at fiscal year end.

(5)

In exchange for Board compensation fees due, 31,900 shares of restricted common stock were issued on May 5, 2008, of which 12,400 shares of common stock vested on the date of grant and the balance of 19,500 restricted shares vested on December 31, 2008.

(6)	20,000 shares of common stock underlying options outstanding at fiscal year end.

(7)

Messrs. Jorden, Richman and Seaman elected to exchange Board compensation fees due as of December 31, 2008 for stock options on February 6, 2009. Stock options equal to one share of common stock for each dollar due, fully vested and exercisable for a term of ten years, were granted to Messrs. Jorden, Richman and Seaman at an exercise price of $ $0.47 per share.

(8)	10,000 shares of common stock underlying options outstanding at fiscal year end.

(9)	30,000 shares of common stock underlying options outstanding at fiscal year end.

(10)	66,400 shares of common stock underlying options outstanding at fiscal year end.

(11)	66,900 shares of common stock underlying options outstanding at fiscal year end.

No options were exercised during the fiscal year ended December 31, 2008.

The following table presents the fair value of each grant of stock options in 2008 to non-employee members of our Board, computed in accordance with FAS 123R:

Name	Grant Date	Number of Securities Underlying Options	Exercise Price of Option Awards	Grant Date Fair Value of Options
Gregory H. Bailey	06/26/08	10,000	$1.17	$9,823
David Hung	06/26/08	10,000	$1.17	$9,823
David E. Jorden	08/19/08	20,000	$1.55	$26,105
David B. McWilliams	06/26/08	10,000	$1.17	$9,823
Lorin J. Randall	06/26/08	10,000	$1.17	$9,823
Michael Richman	05/06/08	11,400	$1.09	$10,417
	06/26/08	10,000	$1.17	$9,823
Scott B. Seaman	05/06/08	11,900	$1.09	$10,873
	06/26/08	10,000	$1.17	$9,823

Standard Compensation Arrangements

Employee directors do not receive any compensation for services as a member of our Board. We reimburse our directors for travel and lodging expenses in connection with their attendance at board and committee meetings. In summary, non-employee Board members receive the following fees:

Annual retainer	$12,000
For each Board meeting attended in person	$1,500
For each Board meeting attended that is held over the telephone	$750
For each committee meeting attended by a non-chair committee member	$750
For each committee meeting attended by the chair of that committee	$1,000

In addition, on June 26, 2008 Dr. Hung and Messrs. McWilliams, Randall, Richman and Seaman were each granted a ten-year option to purchase 10,000 shares of our common stock an exercise price of $1.17, of which 5,000 shares vested immediately and 5,000 shares vested on the first anniversary of the date of grant. On August 19, 2008, Mr. Jorden was granted a ten-year option to purchase 20,000 shares of our common stock at an exercise price of $1.55.

In lieu of compensation for services as a member of the Board for 2009, the Board elected to temporarily suspend cash payments and non-employee directors are being issued stock options instead.

Communications to the Board of Directors

The Board of Directors has adopted the following policy for shareholders who wish to communicate any concern directly with the Board of Directors. Shareholders may mail or deliver their communication to the Company’s principal executive offices, addressed as follows:

Addressee (*)

c/o Secretary

Opexa Therapeutics, Inc.

2635 North Crescent Ridge Drive

The Woodlands, TX 77381

*Addressees: Board of Directors; Audit Committee of the Board of Directors; Nominating and Corporate Governance Committee of the Board of Directors; Compensation Committee of the Board of Directors; name of individual director.

Copies of written communications received at such address will be forwarded to the addressee as soon as practicable.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board currently consists of Messrs. Jorden, Richman and Seaman, all of whom are independent, non-employee directors.

The Audit Committee operates under a written charter adopted by the Board of Directors, which is evaluated annually. The Audit Committee selects, evaluates and, where deemed appropriate, replaces the Company’s independent auditors. The Audit Committee also pre-approves all audit services, engagement fees and terms, and all permitted non-audit engagements, except for certain de minimus amounts.

Management is responsible for the Company’s internal controls and the financial reporting process. The Company’s independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report on the Company’s consolidated financial statements. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has reviewed the Company’s audited financial statements for fiscal 2008 and has met and held discussions with management and Malone & Bailey, PC, the Company’s independent auditors. Management represented to the Audit Committee that the Company’s consolidated financial statements for fiscal 2008 were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee discussed the consolidated financial statements with the independent auditors. The Audit Committee also discussed with Malone & Bailey, PC the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board (PCAOB) in Rule 3200T.

Malone & Bailey, PC also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with Malone & Bailey, PC the accounting firm’s independence.

Based upon the Audit Committee’s discussion with management and Malone & Bailey, PC, and the Audit Committee’s review of the representation of management and the report of Malone & Bailey, PC to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed with the SEC.

Submitted by the Audit Committee of the

Board of Directors of Opexa Therapeutics, Inc.:

David E. Jorden, Michael S. Richman, Scott B. Seaman

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board currently consists of Dr. Hung and Messrs. Richman and Seaman, all of whom are independent, non-employee directors.

The Compensation Committee operates under a written charter adopted by the Board. The Compensation Committee administers Opexa’s June 2004 Compensatory Stock Option Plan; reviews compensation components to be provided to Opexa’s officers, employees, and consultants; grants options to purchase common stock and restricted stock to Opexa’s officers, employees, and consultants; and reviews and makes recommendations to the Board regarding all forms of compensation to be provided to the members of the Board. The Compensation Committee believes it has fulfilled its responsibilities under its charter for the fiscal year ended December 31, 2008.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K for the fiscal year ended December 31, 2008 with management. Based upon this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in Opexa’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

Submitted by the Compensation Committee

of the Board of Directors of Opexa Therapeutics, Inc.:

David Hung, Michael S. Richman, Scott B. Seaman

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee is comprised of Dr. Hung and Messrs. Richman and Seaman. None of the committee members has ever been an employee of Opexa Therapeutics, Inc. None of our executive officers serve as a member of the board of directors or compensation committee of any entity that has any executive officer serving as a member of our Board of Directors or Compensation Committee.

PROPOSAL 2

AMENDMENT TO ARTICLES OF INCORPORATION TO REDUCE

THE PAR VALUE OF THE COMPANY’S COMMON STOCK

The Board of Directors has adopted a resolution approving a proposed amendment to Article IV of the Company’s current Articles of Incorporation to change the par value of our common stock from $0.50 per share to $0.01 per share.

The first paragraph of Article IV of the Company’s current Articles of Incorporation reads as follows:

“The aggregate number of shares which the corporation shall have authority to issue is one hundred ten million (110,000,000), consisting of one hundred million (100,000,000) shares of common stock having $0.50 par value (“Common Stock”), and ten million (10,000,000) shares of preferred stock having no par value (“Preferred Stock”).”

The proposed amendment, if approved by shareholders in conjunction with approval of this Proposal 2, would replace the first paragraph of Article IV with the following:

“The aggregate number of shares which the corporation shall have authority to issue is one hundred ten million (110,000,000), consisting of one hundred million (100,000,000) shares of common stock having $0.01 par value (“Common Stock”), and ten million (10,000,000) shares of preferred stock having no par value (“Preferred Stock”).”

Reasons for Reducing the Par Value of our Common Stock

As of the Record Date, the Company has outstanding options to purchase an aggregate of 1,736,634 shares of Company common stock. Of the 1,736,634 options issued and outstanding, options to purchase an aggregate of 448,339 shares of Company common stock were issued to corporate officers, directors, employees and consultants between January 16, 2009 and March 13, 2009 at per share exercise prices which were at the fair market value on the date of grant but below the par value of the Company’s common stock since the stock was trading below $0.50 during this time period.

During this period, options to purchase the following number of shares of common stock were granted to the following directors, each of whom is also a nominee (except for David McWilliams), at an average per share exercise price of $0.47: David Jorden, 14,880; Michael Richman, 29,250; Scott Seaman, 37,250; David Hung, 8,000; and David McWilliams, 8,000. In addition, during this period, options to purchase the following number of shares of common stock were granted to the following executive officers, at the average per share exercise prices indicated: Neil K. Warma, 150,000 shares, at an average exercise price of $0.22; and Donna Rill, 48,396 shares at an average exercise price of $0.35.

In order to comply with the limits of Texas corporate law, which prohibits the issuance of a corporation’s common stock for less than the par value of such stock, and to remain consistent with common business practice among our peer companies with respect to par value, the Company is seeking approval of its shareholders to amend its Articles of Incorporation to reduce the par value of the Company’s common stock from $0.50 per share to $0.01 per share. We further believe that a change from a par value of $0.50 per share to $0.01 per share will provide us with greater flexibility in utilizing our common stock for various corporate purposes in the future.

The Company believes that a reduction in the common stock par value from $0.50 to $0.01 is also the most efficient way to address the challenges resulting from having outstanding options with exercise prices of less than par value. If the reduction in the par value of the Company’s common stock is approved by the shareholders, the Company will be able to issue shares of its common stock to the optionees upon the exercise of the options at issue, all pursuant to the terms of the options previously granted. If the reduction in the par value is not approved, the Company may be required to explore other alternatives which may be less efficient and more expensive to meet the contractual obligations represented by these outstanding options.

Historically, par value served as a stated price at which a corporation’s stock would be issued. Nevertheless, we believe the protection par values may have provided investors have become less important over time. Regulation of the securities markets and increased financial transparency has contributed to this trend. Also, as markets have become more liquid, with prices responding more rapidly to market developments, it has became increasingly difficult for a corporation to commit in advance to issue securities at their par value. Instead, for public companies, the market sets the price at which stock may be issued or otherwise sold. For this reason, par value is generally considered to be an anachronistic concept, and many corporations today set their par value at $0.01 per share or even less. In fact, under Texas law, stock without par value is permissible.

Effective Date and Accounting Matters

The reduction in par value will become effective upon the filing with the Secretary of State of the Articles of Amendment, which is expected to take place promptly after the approval of the amendment to the Articles at the Annual Meeting. The reduction in the par value of our common stock would result in a reduction in the stated capital on our balance sheet attributable to our common stock and a corresponding increase in the paid-in capital account. The reduction in the par value would not change the number of authorized shares of our common stock. The reduction in the par value will have no effect on the rights of the holders of our common stock.

The Board of Directors recommends a vote “FOR” the amendment to the Company’s Articles of Incorporation to reduce the par value of the Company’s common stock from $0.50 per share to $0.01 per share. The approval of the amendment to the Company’s Articles of Incorporation requires a majority of the outstanding shares entitled to vote at the annual meeting.

PROPOSAL 3

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee selected Malone & Bailey, PC as an independent registered public accounting firm to audit the financial statements of the Company for the year ending December 31, 2009 and requests that the shareholders ratify such selection. In the event the shareholders fail to ratify the appointment, the Audit Committee of the Board of Directors will consider it as a direction to select other auditors for the subsequent year. Even if the selection is ratified, the Board at its discretion may direct the appointment of a different independent accounting firm at any time during the subsequent year if the Board determines that such a change would be in the best interests of the Company and its shareholders.

The Company is asking the shareholders to ratify the selection of Malone & Bailey, PC as the Company’s independent public accountants for the fiscal year ending December 31, 2009. The affirmative vote of the holders of a majority of the shares represented in person or by proxy at the Annual Meeting will be required to ratify the selection of Malone & Bailey, PC.

A representative of Malone & Bailey, PC is not expected to attend the Annual Meeting or make a statement and so will not be available to respond to questions.

Audit Fees

The following table presents the estimated aggregate fees billed by Malone & Bailey, PC for services performed during our last two fiscal years.

	Years Ended December 31,
	2008	2007
Audit fees(1)	$67,415	$175,466
Audit-Related fees	—	—
Tax fees(2)	5,600	3,505
All other fees(3)	11,785	15,370

	$84,800	$194,341

(1)

“Audit fees” include professional services rendered for (i) the audit of our annual financial statements for the fiscal years ended December 31, 2007 and 2008, (ii) the reviews of the financial statements included in our quarterly reports on Form 10-Q for such years and (iii) the issuance of consents and other matters relating to registration statements filed by us.

(2)	Tax fees include professional services relating to preparation of the annual tax return.

(3)	Other fees include professional services for review of various filings and issuance of consents.

Policy on Audit Committee Pre-Approval and Permissible Non-Audit Services of Independent Auditors

The Board’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Board regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The Board of Directors may also pre-approve particular services on a case-by-case basis. The Audit Committee pre-approved 100% of the tax services and other services provided by our independent auditors during the last two fiscal years.

The Board of Directors recommends a vote “FOR” the ratification of the selection of Malone & Bailey, PC as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2009. The ratification requires a majority vote of the shares represented by person or proxy at the annual meeting.

EXECUTIVE OFFICERS

Our executive officers are elected by the Board of Directors and serve at the discretion of the Board. Our executive officers are as follows:

Name	Age	Position
Neil K. Warma	46	President, Chief Executive Officer, Acting Chief Financial Officer and Director
Donna R. Rill	55	Senior Vice President of Operations

The following biographical information is for Ms. Rill (see Proposal 1 for biographical information for Mr. Warma):

Donna R. Rill has served as Senior Vice President of Operations since January 2009. From November 2004 until January 2009, she served as our Vice President of Operations. From April 2003 to November 2004, she was the director of quality systems and process development at Opexa Pharmaceuticals, Inc. prior to its acquisition by the Company. From November 1997 to April 2003, she was the director of translational research for the Center for Cell & Gene Therapy at Baylor College of Medicine. Ms. Rill has worked to design and qualify GMP Cell & Gene Therapy Laboratories, GMP Vector Production facilities, and Translational Research Labs at St. Jude Children’s Research Hospital, Texas Children’s Hospital, and Baylor College of Medicine. Ms. Rill received her B.S. in Medical Technology from the University of Tennessee, Memphis.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Compensation Discussion and Analysis

Objectives of Our Executive Compensation Program

The Compensation Committee of our Board (the “Compensation Committee”) administers our executive compensation program. The Compensation Committee is composed entirely of independent directors.

The general philosophy of our executive compensation program is to align executive compensation with the Company’s business objectives and the long-term interests of our shareholders. To that end, the Compensation Committee believes executive compensation packages provided by the Company to its executives, including the named executive officers, should include both cash and stock-based compensation that reward performance as measured against established goals. In addition, the Company strives to provide compensation that is competitive with other biopharmaceutical and biotechnology companies and that will allow us to attract, motivate, and retain qualified executives with superior talent and abilities.

Our executive compensation is designed to reward achievement of the Company’s corporate goals. In 2008, our corporate goals included, but were not limited to: (i) advancement of the Company’s clinical development program; (ii) advancing the Company’s research and development programs; (iii) obtaining additional financing as needed; and (iv) realizing financial goals. This focus allows us to reward our executives for their roles in creating value for our shareholders.

The Role of the Compensation Committee

The Compensation Committee has the primary authority to determine the Company’s compensation philosophy and to establish compensation for the Company’s executive officers. The Compensation Committee oversees the Company’s compensation and benefit plans and policies; administers the Company’s stock option plans; reviews the compensation components provided to Opexa’s officers, employees, and consultants; grants options to purchase common stock to Opexa’s officers, employees, and consultants; and reviews and makes recommendations to the Board regarding all forms of compensation to be provided to the members of the Board.

The Compensation Committee generally sets the initial compensation of each executive. The Compensation Committee annually reviews and in some cases adjusts compensation for executives. Although, the Chief Executive Officer provides recommendations to the Compensation Committee regarding the compensation of the other executive officers, the Compensation Committee has full authority over all compensation matters relating to executive officers.

Elements of Executive Compensation

Although the Compensation Committee has not adopted any formal guidelines for allocating total compensation between equity compensation and cash compensation, it strives to maintain a strong link between executive incentives and the creation of shareholder value. Therefore, the Company emphasizes incentive compensation in the form of stock options rather than base salary.

Executive compensation consists of the following elements:

Base Salary.  Base salaries for our executives are generally established based on the scope of their responsibilities, taking into account what the Compensation Committee believes to be, based on its general business experience, competitive market compensation paid by other companies for similar positions and recognizing cost of living considerations. Prior to making its recommendations and determinations, the Compensation Committee reviews each executive’s:

•	historical pay levels;
•	past performance; and
•	expected future contributions.

The Compensation Committee does not use any particular indices or formulae to arrive at each executive’s recommended pay level. Evaluations of past performance are made on a strictly qualitative basis, and may include such factors as leadership performance, contribution to the officer group, overall performance, continuous improvements, and other appropriate measures. In making decisions as to the base salaries of the Company’s executive officers, the Compensation Committee does not engage in benchmarking by using specific compensation data about other companies as a reference point.

Equity Awards.  We also use long-term incentives in the form of stock options. Employees and executive officers generally receive stock option grants at the commencement of employment and periodically receive additional stock option grants, typically on an annual basis. We believe that stock options are instrumental in aligning the long-term interests of the Company’s employees and executive officers with those of the shareholders because such individuals realize gains only if the stock price increases. Stock options also help to balance the overall executive compensation program, with base salary providing short-term compensation and stock options rewarding executives for long-term increases in shareholder value.

Options are generally granted through our June 2004 Compensatory Stock Option Plan that authorizes us to grant options to purchase shares of common stock to our employees, directors, and consultants. The Compensation Committee reviews and approves stock option awards to executive officers in amounts that are based upon a review and assessment of:

•	individual performance;
•	each executive’s existing long-term incentives; and
•	retention considerations.

Periodic stock option grants are made at the discretion of the Compensation Committee to eligible employees and, in appropriate circumstances, the Compensation Committee considers the recommendations of members of management, such as the Chief Executive Officer. In determining the amount of any equity award, the Compensation Committee gives subjective consideration to our named executive officers’ contributions towards the achievement of the goals of the Company. In 2008, each named executive officer was awarded stock options in the amounts indicated in the section entitled “Grants of Plan-Based Awards.” Stock options are granted with an exercise price equal to the fair market value of our common stock on the day of grant and typically vest ratably over a three-year period.

Section 162(m) Policy

Section 162(m) of the Internal Revenue Code limits the tax deductibility by public companies of compensation in excess of $1 million paid to certain executive officers. These officers include any employee who, as of the close of the taxable year, is the principal executive officer, and any employee whose total compensation for the taxable year is required to be reported to shareholders under the Exchange Act by reason of such employee being among the three highest compensated officers for that taxable year, other than the principal executive officer or the principal financial officer. However, compensation which qualifies as “performance-based” is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals under a plan approved by the corporation’s shareholders.

It is our policy to qualify, to the extent reasonable, our executive officers’ compensation for deductibility under applicable tax law. However, we intend to retain the flexibility necessary to provide total cash compensation in line with competitive practice, our compensation philosophy, and our best interests. Therefore, we may from time to time pay compensation to our executive officers that may not be deductible.

Executive Officer Compensation

2008 Summary Compensation Table

The following table sets forth certain information concerning compensation earned by or paid to certain persons who we refer to as our “Named Executive Officers” for services provided for the fiscal year ended December 31, 2008. Our Named Executive Officers include persons who (i) served as our principal executive officer or acted in a similar capacity during 2008; (ii) were serving at fiscal year-end as our two most highly compensated executive officers, other than the principal executive officer, whose total compensation exceeded $100,000, and (iii) up to two additional individuals for whom disclosure would have been provided as a most highly compensated executive officer, but for the fact that the individual was not serving as an executive officer at fiscal year-end.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Other Compensation ($)(6)	Options Awards ($)(7)	Total ($)
Neil K. Warma(1)	2008	195,100		—	62,487	72,869	330,456
CEO, President, Director	2007	—		—	—	—	—

David B. McWilliams(2)	2008	148,959		—	—	700,059	849,018
CEO, President, Director	2007	275,000	(8)	—	—	411,807	686,807

Jim C. Williams(3)	2008	225,750	(9)	—	—	161,466	387,216
Chief Operating Officer	2007	225,750	(9)	—	—	449,024	674,774

Lynne Hohlfeld(4)	2008	175,000	(10)	—	—	135,135	310,135
CFO and Secretary	2007	175,000	(10)	—	—	102,700	277,700

Donna R. Rill(5)	2008	141,886	(11)	—	—	110,402	252,288
Senior V.P. of Operations	2007	137,940		10,000	—	234,598	382,538

(1)	Served as president and chief executive officer since June 2008.

(2)	Served as president and chief executive officer from August 2004 to June 2008.

(3)	Served as an executive officer from June 2007 to February 2009.

(4)	Served as chief financial officer from June 2006 to March 2009.

(5)	Named as an executive officer in June 2007.

(6)	Other compensation includes costs of moving and temporary housing.

(7)

Reflects the dollar amount recognized for financial statement reporting purposes for the year ended December 31, 2008 in accordance with FAS 123(R) (but disregarding forfeiture estimates related to service-based vesting conditions) and, accordingly, includes amounts from options granted in prior years. See the information appearing under the heading entitled “Stock Options and Warrants” in Note 10 to our consolidated financial statements included as part of our Annual report on Form 10-K for the fiscal years ended December 31, 2008 and 2007 for certain assumptions made in the valuation of options granted during 2008 and 2007. See the information appearing in Note 11 to our consolidated financial statements included in our Form 10-KSB for the fiscal year ended December 31, 2006 for assumptions made in the valuation of options granted in prior years.

(8)

Mr. McWilliams’ salary was increased to $288,750 effective April 1, 2007. However, the increase in salary was accrued but not paid. As of December 31, 2008, the outstanding amount due Mr. McWilliams was $17,188.

(9)

Dr. Williams’ salary was increased to $237,038 effective April 1, 2007 and to $248,890 effective April 1, 2008. However, the increase in salary was accrued but not paid. As of December 31, 2008, the outstanding amount due Dr. Williams was $28,643. On February 6, 2009, Dr. Williams exchanged the outstanding salary due for a fully vested stock option to purchase 28,643 shares of Opexa common stock at an exercise price of $0.47 per share.

(10)

Ms. Hohlfeld’s salary was increased to $183,750 effective April 1, 2007 and to $192,938 effective April 1, 2008. However, the increase in salary was accrued but not paid. As of December 31, 2008, the outstanding amount due Ms. Hohlfeld was $22,203.

(11)

Ms. Rill’s salary was increased to $151,114 effective April 1, 2008. However, the increase in salary was accrued but not paid. As of December 31, 2008, the outstanding amount due Ms. Rill was $8,396. On February 6, 2009, Ms. Rill exchanged the outstanding salary due for a fully vested stock option to purchase 8,396 shares of Opexa common stock at an exercise price of $0.47 per share.

Executive Employment Agreements

The Company entered into a three-year employment agreement on June 16, 2008 with Neil K. Warma pursuant to which he will serve as president and chief executive officer. Pursuant to the agreement, Mr. Warma is paid $285,000 for the first 12-month period, $335,000 for the second 12-month period and $385,000 for the third 12-month period. In addition, Mr. Warma is entitled to the following: (i) an annual cash bonus of up to 50% of his base salary based upon milestones to be agreed upon; (ii) a one-time payment of $50,000 cash and 25,000 shares of the Company’s common stock to be issued if and when the closing bid price of the Company’s common stock equals or exceeds $4.00 for 20 consecutive trading days; and (iii) a 10-year stock option to purchase 250,000 shares of common stock with an exercise price of $1.01 per share that vests 50,000 shares immediately and the balance quarterly in equal amounts over three years. In addition, the Company provided Mr. Warma with relocation assistance and the Company’s standard benefits and insurance coverage as generally provided to its management. If employment is terminated by the Board without cause, Mr. Warma will receive 12 months base salary plus a payment equal to 30% of base salary and including any earned but unpaid bonus. In addition, vesting of stock options will accelerate in full if the effective date of the termination is at least two years after commencement of employment or vesting will be accelerated for a 12-month period if termination is prior to two years of employment. Upon the effectiveness of a change in control, Mr. Warma will receive 18 months of salary and a payment equal to 45% of base salary. All vesting of options will accelerate in full.

The Company entered into a one-year employment agreement with Donna Rill on May 9, 2008, effective April 1, 2008 through March 31, 2009, at an annual salary of $151,114 pursuant to which Ms. Rill served as vice-president of operations of the Company. On January 16, 2009, Ms. Rill was promoted to senior vice president of the Company at an annual salary of $200,000. The Company entered into a new one-year employment agreement with Ms. Rill on April 14, 2009, effective April 1, 2009 through March 31, 2010. The employment agreement may be terminated at any time voluntarily by her or without cause by the Board. If employment is terminated by the Board without cause, Ms. Rill will receive six months base salary and any and all stock options granted to Ms. Rill prior to termination will be accelerated for a 12-month period. Ms. Rill will have one year to exercise any vested stock options. In the event of a change of control, any and all stock options granted to Ms. Rill prior to such change of control will be accelerated to become vested and Ms. Rill will have one year to exercise any vested stock options.

2008 Grants of Plan Based Awards

The following table presents each grant of stock options in 2008 to the Named Executive Officers.

Name	Grant Date	Number of Securities Underlying Options		Exercise Price of Option Awards	Grant Date Fair Value of Options
Neil K. Warma	06/16/08	250,000	(1)	$1.01	$216,866

David B. McWilliams	05/06/08	8,700	(2)	$1.09	$7,950
	06/26/08	39,000	(3)	$1.17	$39,133

Jim C. Williams	05/06/08	10,300	(4)	$1.09	$9,411
	06/26/08	23,000	(5)	$1.17	$23,079

Lynne Hohlfeld	05/06/08	8,000	(4)	$1.09	$7,310
	06/26/08	21,000	(6)	$1.17	$21,072

Donna R. Rill	05/06/08	3,000	(4)	$1.09	$2,741
	06/26/08	33,000	(7)	$1.17	$33,113

(1)	50,000 options vested upon date of grant, balance of 200,000 options vest quarterly over three years.

(2)	Accelerated vesting on 6/16/2008 upon retirement from the Company.

(3)	Vested immediately on date of grant.

(4)	Fully vested at 12/31/2008.

(5)	Accelerated vesting on 2/13/2009 upon retirement from the Company.

(6)	17,500 shares forfeited upon departure from the Company in March 2009.

(7)	Vest quarterly over three years from date of grant.

Each of the options in the foregoing table was granted under the Company’s June 2004 Compensatory Stock Option Plan.

2008 Outstanding Equity Awards at Fiscal Year-End

The following table presents information regarding outstanding equity awards at the end of 2008 for each of the Named Executive Officers.

	Option Awards			Option Exercise Price ($)	Option Expiration Date
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable
Neil K. Warma	83,334	166,666	(1)	1.01	06/16/18

David B. McWilliams	37,000	—		30.00	08/31/09
	5,000	—		30.00	01/21/10
	120,000	—		5.00	05/02/16
	41,000	—		5.47	06/18/17
	8,700	—		1.09	05/06/18
	39,000	—		1.17	06/26/18
	5,000	5,000	(2)	1.17	06/26/18

Jim C. Williams	12,500	—		30.00	11/06/09
	9,375	3,125	(3)	7.00	12/05/10
	28,583	14,292	(3)	5.00	04/20/16
	10,000	20,000	(3)	5.47	06/18/17
	10,300	—		1.09	05/06/18
	3,833	19,167	(3)	1.17	06/26/18

Lynne Hohlfeld	15,000	7,500	(4)	5.00	04/20/16
	8,333	4,167	(4)	8.25	07/12/16
	10,667	21,333	(4)	5.47	06/18/17
	8,000	—		1.09	05/06/18
	3,500	17,500	(4)	1.17	06/26/18

Donna R. Rill	6,000	—		30.00	11/06/09
	4,500	1,500	(5)	7.00	12/05/10
	15,587	7,793	(6)	5.00	04/20/16
	10,667	21,333	(7)	5.47	06/18/17
	3,000	—		1.09	05/06/18
	5,500	27,500	(8)	1.17	06/26/18

(1)	Vests quarterly over three years from the 6/16/08 grant date.

(2)	Vested on 6/26/09.

(3)	Vested on 2/13/09.

(4)	Options subsequently forfeited upon departure from the Company in March 2009.

(5)	Vests on 12/5/09.

(6)	Vested on 4/20/09.

(7)	10,668 vested on 6/18/09 and 10,667 vests on 6/18/10.

(8)	Vests quarterly over three years from the 6/26/08 grant date.

Certain Relationships and Related Transactions

The Audit Committee of our Board is responsible for oversight and review of any related person transactions. We have no related person transactions that require disclosure under this section.

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

Beneficial Ownership

The following table sets forth, as of September 21, 2009, the number and percentage of outstanding shares of our common stock beneficially owned by: (a) each person who is known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock; (b) each of our directors and nominees; (c) the Named Executive Officers; and (d) all current directors and executive officers, as a group. As of the Record Date, there were 12,737,926 shares of common stock issued and outstanding.

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

Name and Address of Beneficial Owner(1)	Number of Shares Owned		Percentage of Class
Beneficial Owners of more than 5%:
Charles E. Sheedy(2)	1,406,408	(3)	10.502%
Albert and Margaret Alkek Foundation(4)	1,314,888	(5)	9.999%
LB I Group Inc.(6)	1,340,101	(7)	9.999%
Alkek & Williams Ventures Ltd.(8)	1,179,297	(9)	8.735%
DLD Family Investments, LLC(10)	979,354	(11)	7.350%
SF Capital Partners Ltd.(12)	851,514	(13)	6.432%

Officers and Directors:
David E. Jorden	1,353,230	(14)	9.999%
Scott B. Seaman(8)	1,364,041	(15)	9.999%
David B. McWilliams	275,668	(16)	2.118%
Neil K. Warma	227,710	(17)	1.757%
Donna R. Rill	100,219	(18)	*
Michael S. Richman	95,650	(19)	*
David Hung	68,105	(20)	*

All directors and executive officers as a group (7 persons)**	3,484,623	(21)	22.93%

*	Less than 1%

**	Includes only current directors and officers serving in such capacity on the Record Date.

(1)	Unless otherwise indicated in the footnotes, the mailing address of the beneficial owner is c/o Opexa Therapeutics, Inc., 2635 North Crescent Ridge Drive, The Woodlands, Texas 77381.

(2)

Charles E. Sheedy exercises sole voting and dispositive power over all of the shares of common stock beneficially owned. The information in this footnote is primarily based on information reported on the Schedule 13G/A filed with the SEC on July 23, 2009 by Charles E. Sheedy. The mailing address of the beneficial owner is 909 Fannin Street, Suite 2907, Houston, Texas 77010.

(3)

Consisting of: (i) 752,354 shares of common stock; (ii) 50,000 shares of common stock underlying the April 2006 warrants; (iii) 150,000 shares of common stock underlying Series E warrants; (iv) 304,054 shares of common stock underlying Series F warrants; (v) 100,000 shares of common stock resulting from the potential conversion of the April 2009 convertible notes; and (vi) 50,000 shares of common stock underlying the Series G warrants.

(4)

This information is based on the Schedule 13D/A filed with the SEC on March 13, 2008, by Albert and Margaret Alkek Foundation (the “Foundation”), Alkek & Williams Ventures, Ltd. (“Ventures”), Scott Seaman, DLD Family Investments, LLC, and the other reporting persons named therein (the “Foundation 13D”) and other information available to the Company. The Foundation acts through an investment committee of its board of directors, which includes Mr. Daniel Arnold, Mr. Joe Bailey, Mr. Scott Seaman and Ms. Randa Duncan Williams. Mr. Seaman is the executive director of the Foundation and chairman of the investment committee. The investment committee has sole voting and investment power over all of the shares of common stock beneficially owned by the Foundation. However, pursuant to the Foundation 13D, neither the executive director nor any member of the investment committee may act individually to vote or sell shares of common stock held by the Foundation; therefore, the Foundation has concluded that no individual committee member is deemed to beneficially own, within the meaning of Rule 13d-3 of the Exchange Act, any shares of common stock held by the Foundation solely by virtue of the fact that he or she is a member of the investment committee. Additionally, pursuant to the Foundation 13D, the Foundation has concluded that because Mr. Seaman, in his capacity as executive director or chairman of the investment committee, cannot act in such capacity to vote or sell shares of common stock held by the Foundation without the approval of the investment committee, he is not deemed to beneficially own, within the meaning of Rule 13d-3 of the Exchange Act, any shares of common stock held by the Foundation by virtue of his position as executive director or chairman of the investment committee. The mailing address of the beneficial owner is 1100 Louisiana, Suite 5250, Houston, Texas 77002.

(5)

Consisting of: (i) 902,618 shares of common stock; (ii) 22,222 shares of common stock underlying Series C warrants and (iii) 390,048 shares of common stock resulting from the potential conversion of the April 2009 convertible notes. Excludes: (i) 250,000 shares of common stock underlying the April 2006 warrants; (ii) 250,000 shares of common stock underlying the Series E warrants; (iii) 135,951 shares of common stock underlying the Series F warrant; (iv) 109,952 shares of common stock resulting from the potential conversion of the April 2009 convertible notes; and (v) 250,000 shares of common stock underlying the Series G warrants because the Foundation is contractually prohibited from exercising any of these warrants to the extent that it would beneficially own in excess of 9.999% of the total number of issued and outstanding shares of common stock after such exercise. Pursuant to the Foundation 13D, the Foundation and other reporting persons named therein may be deemed to constitute a group for purposes of Section 13(d) or Section 13(g) of the Exchange Act. However, the Foundation, Ventures, Chaswil, Ltd. and Mr. Seaman expressly disclaim (i) that, for purposes of Section 13(d) or Section 13(g) of the Exchange Act, they are a member of a group with respect to securities of the Company held by DLD Family Investments, LLC, Mr. Arnold, Mr. Bailey or Ms. Williams and (ii) that they have agreed to act together with DLD Family Investments, LLC, Mr. Arnold, Mr. Bailey or Ms. Williams as a group other than as described in the Foundation 13D. Therefore, this does not include the following securities: (i) 392,454 shares of common stock held by DLD Family Investments, LLC; (ii) 17,778 shares of common stock underlying Series C warrants held by DLD Family Investments, LLC; (iii) 110,000 shares of common stock underlying the April 2006 warrants held by DLD Family Investments, LLC; (iv) 100,000 shares of common stock underlying Series E warrants held by DLD Family Investments, LLC; (v) 59,121 shares of common stock underlying Series F warrants; (vi) 200,000 shares of common stock resulting from the potential conversion of the April 2009 convertible notes; (vii) 100,000 shares of common stock underlying the Series G warrants; (viii) 26,667 shares of common stock held by Mr. Arnold; (ix) 8,889 shares of common stock underlying Series C warrants held by Mr. Arnold; (x) 10,000 shares of common stock underlying the April 2006 warrants held by Mr. Arnold; (xi) 50,000 shares of common stock held by Mr. Bailey; (xii) 5,000 shares of common stock underlying a Warrant held by Mr. Bailey; (xiii) 416,537 shares of common stock held by Ventures; (xiv) 18,223 shares of common stock underlying Series C warrants held by Ventures;

(xv) 125,000 shares of common stock underlying the April 2006 warrants held by Ventures; (xvi) 200,000 shares of common stock underlying Series E warrants held by Ventures; (xvii) 52,870 shares of common stock underlying Series F warrants held by Ventures; (xviii) 400,000 shares of common stock resulting from the potential conversion of the April 2009 convertible notes; (xix) 200,000 shares of common stock underlying the Series G warrants; (xx) 43,655 shares of common stock held by Mr. Seaman; (xxi) 5,334 shares of common stock underlying Series C warrants held by Mr. Seaman; (xxii) 7,500 shares of common stock underlying the April 2006 warrants held by Mr. Seaman; (xxiii) 10,000 shares of common stock underlying Series E warrants held by Mr. Seaman and (xxiv) 15,105 shares of common stock underlying Series F warrants held by Mr. Seaman. The information in this footnote is primarily based on the Foundation 13D and other information provided to us.

(6)

Lehman Brothers Holdings Inc. exercises sole voting and dispositive power over all of the shares of common stock beneficially owned by LBI Group Inc. The information in this footnote is primarily based on information reported on the Schedule 13G filed with the SEC on August 19, 2008 by LBI Group Inc. The mailing address of the beneficial owner is 399 Park Avenue, New York, New York 10022.

(7)

Consisting of: (i) 675,675 shares of common stock and (ii) 664,426 shares of common stock underlying Series F warrants. Excludes 11,249 shares of Company common stock underlying Series F warrants that LBI Group Inc. is contractually prohibited from exercising to the extent that it would beneficially own in excess of 9.999% of the total number of issued and outstanding shares of common stock after such exercise.

(8)

Chaswil, Ltd. is the investment manager of Ventures and holds voting power and investment power with respect to Company securities held by Ventures pursuant to a written agreement. Scott B. Seaman is a principal of Chaswil, Ltd. and has shared voting power and shared investment power over all of the shares of common stock beneficially owned by Ventures. The information in this footnote is primarily based on the Foundation 13D and other information provided to us. The mailing address of the beneficial owner is 1100 Louisiana, Suite 5250, Houston, Texas 77002.

(9)

Consisting of: (i) 416,537 shares of common stock; (ii) 18,223 shares of common stock underlying Series C warrants; (iii) 125,000 shares of common stock underlying the April 2006 warrants; (iv) 200,000 shares of common stock underlying Series E warrants; (v) 52,870 shares of common stock underlying Series F warrants; and (vi) 366,667 shares of common stock underlying the Series G warrants. Excludes 33,333 shares underlying the convertible notes and 200,000 shares underlying the Series G warrants. Scott B. Seaman is contractually prohibited from beneficially owning in excess of 9.999% of the total number of issued and outstanding shares of common stock. By virtue of Mr. Seaman having shared voting power and shares investment power over all of the shares of common stock beneficially owned by Ventures, Ventures may not exercise the Series G warrants or convert the convertible notes to the extent such exercise or conversion would cause Mr. Seaman to beneficially own in excess of 9.999% of the total number of issued and outstanding shares of common stock.

(10)

Randa Duncan Williams is the principal of DLD Family Investments, LLC and she may be deemed to exercise voting and investment power with respect to such shares. The information in this footnote is primarily based on the Foundation 13D and other information provided to us. The mailing address of the beneficial owner is P.O. Box 4735, Houston, Texas 77210-4735.

(11)

Consisting of: (i) 392,454 shares of common stock; (ii) 17,779 shares of common stock underlying Series C warrants; (iii) 110,000 shares of common stock underlying the April 2006 warrants; (iv) 100,000 shares of common stock underlying Series E warrants; (v) 59,121 shares of common stock underlying Series F warrants; (vi) 200,000 shares of common stock resulting from the potential conversion of the April 2009 convertible notes; and (vii) 100,000 shares of common stock underlying the Series G warrants.

(12)

Michael A. Roth and Brian J. Stark exercise joint voting and dispositive power over all of the shares of common stock beneficially owned by SF Capital Partners Ltd., but Messrs Roth and Stark disclaim beneficial ownership of such shares. The information in this footnote is primarily based on a Schedule 13G reported with the SEC on February 17, 2009 and other information provided to us. The mailing address of SF Capital Partners Ltd. is c/o Stark Offshore Management, LLC, 3600 South Lake Drive, St. Francis, Wisconsin 53235.

(13)	Consisting of: (i) 351,514 shares of common stock and (ii) 500,000 shares of common stock underlying the April 2006 warrants held by SF Capital Partners Ltd.

(14)

Consisting of: (i) 557,500 shares of common stock (ii) 60,000 shares of common stock underlying the April 2006 warrants; (iii) 150,000 shares of common stock underlying Series E warrants; (iv) 257,516 shares of common stock underlying Series F warrants; (v) 200,000 shares of common stock resulting from the potential conversion of the April 2009 convertible notes; and (vi) 100,000 shares of common stock underlying the Series G Warrants; and (vii) 28,214 shares of common stock underlying currently exercisable stock options. Excludes 12,484 shares of Company common stock underlying Series F warrants that David Jorden is contractually prohibited from exercising to the extent that he would beneficially own in excess of 9.999% of the total number of issued and outstanding shares of common stock after such exercise.

(15)

Consisting of: (i) 103,150 shares underlying stock options; (ii) 416,537 shares of common stock held by Ventures; (iii) 18,223 shares of common stock underlying Series C warrants held by Ventures; (iv) 125,000 shares of common stock underlying the April 2006 warrants held by Ventures; (v) 200,000 shares of common stock underlying Series E warrants held by Ventures; (vi) 52,870 shares of common stock underlying Series F Warrants held by Ventures; (vii) 366,667 shares of common stock underlying the Series G warrants held by Ventures; (viii) 5,334 shares of common stock underlying Series C warrants; (ix) 7,500 shares of common stock underlying the April 2006 warrants; (x) 10,000 shares of common stock underlying Series E warrants; (xi) 15,105 shares of common stock underlying Series F warrants; and (xii) 43,655 shares of common stock. (See footnote 9 for additional discussion of the information set forth in clauses (i) through (vii) of the preceding sentence.) Pursuant to the Foundation 13D, this does not include the following shares which Mr. Seaman has determined he does not have beneficial ownership of or has disclaimed beneficial ownership: (i) 902,618 shares of common stock held by the Foundation; (ii) 22,223 shares of common stock underlying Series C warrants held by the Foundation; (iii) 250,000 shares of common stock underlying he April 2006 warrants held by the Foundation; (iv) 250,000 shares of common stock underlying Series E warrants held by the Foundation; (v) 135,951 shares of common stock underlying Series F warrants held by the Foundation; (vi) 250,000 shares of common stock underlying Series G warrants held by the Foundation; and (vii) 109, 952 shares of common stock resulting from the potential conversion of the April 2009 convertible notes held by the Foundation. (See footnote 5 for additional discussion of the information set forth in clauses (i) through (vii) of the preceding sentence.) The mailing address of the beneficial owner is 1100 Louisiana, Suite 5250, Houston, Texas 77002.

(16)	Consisting of: (i) 6,968 shares of common stock underlying Series C warrants and (ii) 268,700 shares of common stock underlying currently exercisable stock options.

(17)

Consisting of: (i) 3,021 shares of common stock; (ii) 3,021 shares of common stock underlying Series F warrants; (iii) 20,000 shares of common stock resulting from the potential conversion of the April 2009 convertible notes; (iv) 10,000 shares of common stock underlying the Series G Warrants; and (v) 191,668 shares of common stock underlying currently exercisable stock options.

(18)	Consisting of: (i) 2,610 shares of common stock and (ii) 97,609 shares of common stock underlying currently exercisable stock options.

(19)	Consisting of 95,650 shares of common stock underlying currently exercisable stock options.

(20)	Consisting of: (i) 15,105 shares of common stock underlying Series F warrants and (ii) 53,000 shares of common stock underlying currently exercisable stock options.

(21)

Consisting of: (a) the following held by Mr. Jorden (i) 60,000 shares of common stock underlying the April 2006 warrants; (ii) 150,000 shares of common stock underlying Series E warrants; (iii) 257,516 shares of common stock underlying Series F warrants; (iv) 28,214 shares of common stock underlying currently exercisable stock options; (v) 200,000 shares of common stock underlying convertible promissory notes; (vi) 100,000 shares underlying Series G warrants; and (vii) 557,500 shares of common stock; (b) the following held by Mr. Seaman or for which Mr. Seaman may be deemed to have voting and investment power: (i) 103,150 shares of common stock underlying currently exercisable stock options; (ii) 416,537 shares of common stock held by Ventures; (iii) 18,223 shares of common stock underlying Series C warrants held by Ventures; (iv) 125,000 shares of common stock underlying April 2006 warrants held by Ventures; (v) 200,000 shares of common stock underlying Series E warrants held by Ventures; (vi) 52,870 shares of common stock underlying Series F warrants held by Ventures; (vii) 366,667 shares of common stock underlying convertible promissory notes; (viii) 5,334 shares of common stock underlying Series C warrants; (ix) 7,500 shares of common stock underlying the April 2006 warrants; (x) 10,000 shares of common stock underlying Series E warrants; (xi) 15,105 shares of common stock underlying Series F warrants; and (xii) 43,655 shares of common stock; (c) the following held by Mr. McWilliams (i) 268,700 shares of common stock underlying currently exercisable stock options and (ii) 6,968 shares of common stock underlying Series C warrants; (d) the following held by Dr. Hung (i) 15,105 shares of common stock underlying warrants and (ii) 53,000 shares of common stock underlying currently exercisable stock options; (e) the following held by Mr. Warma (i) 3,021 shares of common stock; (ii) 3,021 shares underlying Series F warrants; (iii) 20,000 shares underlying convertible promissory notes; (iv) 10,000 shares underlying Series G warrants; and (v) 191,668 shares of common stock underlying currently exercisable stock options; (f) 95,650 shares underlying currently exercisable stock options held by Mr. Richman and (g) 2,610 shares of common stock and 97,609 shares of common stock underlying currently exercisable stock options held by Ms. Rill.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership. These reporting persons are required by SEC regulations to furnish us with copies of all such reports they file. To our knowledge, based solely on our review of the copies of such reports furnished to us and written representations from certain insiders that no other reports were required, we believe all of the reporting persons complied with all Section 16(a) filing requirements.

HOUSEHOLDING

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

A number of brokers with account holders who are our shareholders may be “householding” our proxy materials. If householding is in effect, a single proxy statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, or direct a written request to Investor Relations, Opexa Therapeutics, Inc., 2635 North Crescent Ridge Drive, The Woodlands, Texas 77381, or call Investor Relations at (281) 272-9331. Shareholders who currently receive multiple copies of the proxy statement and/or annual report at their address and would like to request “householding” of their communications should contact their broker.

OTHER BUSINESS

The Board knows of no other business to come before the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, the person named in the accompanying form of proxy or his or their substitutes will vote in their discretion on those matters.

By Order of the Board of Directors

Neil K. Warma

President and Chief Executive Officer

October 2, 2009

The Woodlands, Texas

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE, AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE OR BY FAX AT (281) 872-8585. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

THANK YOU FOR YOUR ATTENTION TO THIS MATTER. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING.

If you need additional copies of this Proxy Statement or the enclosed proxy card, or if you have other questions about the proposals or how to vote your shares, you may contact our proxy solicitor:

Advantage Proxy

(877) 870-8565 (toll free)

HOW TO VOTE YOUR SHARES OF OPEXA THERAPEUTICS, INC.

Vote Your Proxy by Mail:

Mark, sign and date your proxy card and return it in the postage-paid pre-addressed envelope provided to Proxy Services, Continental Stock Transfer & Trust Co., 8th Floor, 17 Battery Place, New York, NY 10004 no later than twenty four hours before the time appointed for the aforesaid Annual Meeting.

Vote Your Proxy by Fax:

Mark, sign and date your proxy card below, then fax both sides of your proxy card to (281) 872-8585.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING BY FAX

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3.			Please mark your votes like this	☒
PROPOSAL 1 - Election of Directors: To elect five directors to hold office until the 2010 Annual Meeting of Shareholders.

PROPOSAL 2 - Amendment of Company’s Articles of Incorporation:

Proposal to amend Company’s Articles of Incorporation to reduce the par value of the Company’s common stock from $0.50 per share to $0.01 per share.

☐ FOR    ☐ AGAINST    ☐ ABSTAIN

PROPOSAL 3 - Ratification of Auditors:

Proposal to ratify the appointment of Malone & Bailey, PC as auditors for the fiscal year ending December 31, 2009.

☐ FOR    ☐ AGAINST    ☐ ABSTAIN

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH OF THE DIRECTOR NOMINEES IN ITEM 1 AND FOR ITEMS 2 AND 3.

Nominees: 01 - David Hung; 02 - David E. Jorden; 03 - Michael Richman; 04 - Scott B. Seaman; 05 - Neil K. Warma	FOR ☐	WITHHOLD AUTHORITY ☐
(To withhold authority to vote for any individual nominee, mark the “FOR” box and strike a line through that nominee’s name in the list above)
			Address Change? Mark Box Indicate changes to the left: COMPANY ID: PROXY NUMBER:	☐
ACCOUNT NUMBER:

Signature	Signature	Date , 2009.

Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Stockholders to be held on November 11, 2009:

Our Proxy Statement and our 2008 Annual Report on Form 10-K are available at:

www.cstproxy.com/opexatherapeutics/2009

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY

OPEXA THERAPEUTICS, INC.

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON NOVEMBER 11, 2009

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Opexa Therapeutics, Inc. (the “Company”) hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and appoints Neil K. Warma, with full power of substitution, as proxy to vote as specified in this Proxy all the shares of common stock of the Company of the undersigned at the Annual Meeting of Shareholders of the Company to be held at 1251 Avenue of Americas, 20th Floor, New York, New York, 10020, at 10:00 a.m., Eastern Standard Time, November 11, 2009, and any and all adjournments or postponements thereof. Such proxy or substitute shall have and may exercise all of the powers of said proxy hereunder. The undersigned shareholder hereby revokes any proxy or proxies heretofore executed for such maters.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER AS DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES UNDER PROPOSAL ONE, FOR THE PROPOSAL TO AMEND THE COMPANY’S ARTICLES OF INCORPORATION TO REDUCE THE PAR VALUE OF THE COMPANY’S COMMON STOCK FROM $0.50 PER SHARE TO $0.01 PER SHARE UNDER PROPOSAL TWO, AND FOR THE RATIFICATION OF THE AUDITORS UNDER PROPOSAL THREE, AND IN THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING INCLUDING ANY ADJOURNMENT OR POSTPONEMENT OF THE MEETING. THE UNDERSIGNED SHAREHOLDER MAY REVOKE THIS PROXY AT ANY TIME BEFORE IT IS VOTED BY DELIVERING TO THE SECRETARY OF THE COMPANY EITHER A WRITTEN REVOCATION OF THE PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY APPEARING AT THE ANNUAL MEETING AND VOTING IN PERSON.

(Continued, and to be marked, dated and signed, on the other side)